SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): April 20, 2000
                                                  -------------------
                                                  (April 19, 2000)
                                                  -------------------


                          SUN COMMUNITY BANCORP LIMITED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


    Arizona                      000-26191                      86-0878747
---------------                 ------------              ----------------------
(State or other                 (Commission                   (IRS Employer
jurisdiction of                 file number)              identification number)
incorporation)


                            2777 East Camelback Road
                                    Suite 101
                             Phoenix, Arizona 85016
                    ----------------------------------------
                    (address of principal executive offices)


                                 (602) 955-6100
              ----------------------------------------------------
              (registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

Registrant, at its option, is reporting the following matter which it considers to be of importance to security holders:

     On April 20, 2000, Sun Community Bancorp announced its plans to purchase up to $3 million of its common stock in open-market purchases during the next several months. The shares to be purchased may be retained as treasury shares, retired, used for implementation of an employee stock ownership plan or other business purposes. To the extent such share purchases are made, they will have also have the impact of increasing the percentage ownership of Sun by Capitol Bancorp Ltd., which currently owns 51% of Sun's common stock. The share purchase program will be funded from Sun's existing resources, principally short-term loans and investments.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SUN COMMUNITY BANCORP LIMITED
                                                   (Registrant)


                                           /s/ Joseph D. Reid
                                           -------------------------------------
                                           Joseph D. Reid, Chairman and
                                           Chief Executive Officer

DATED: April 20, 2000

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